SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)       March 6, 2000

                              FIRST ECOM.COM, INC.

               (Exact Name of Registrant as Specified in Charter)

           Nevada                    0-27753                  98-0206979
(State or Other Jurisdiction        (Commission              (IRS Employer
      of Incorporation)             File Number)             Identification No.)



902 Henley Building  5, Queen's Road Central, Hong Kong          SAR
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code     ( 852 ) 2801-5181


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          (Former Name or Former Address, if Changes Since Last Report)


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            First Ecom.com Closes $30 Million Private Placement Round

             Prudential Volpe Technology Group Agents Funding Round

HONG KONG, March 6, 2000 -- First Ecom.com (NASD OTC BB: FECC), a global provider of electronic payment processing, today announced it has closed a private funding round totaling $30 million, with Prudential Volpe Technology Group, a unit of Prudential Securities Incorporated, serving as the placement agent. This new round brings the total amount of private placement funding that First Ecom.com has received to more than $45 million during the past three months. Each Unit consisted of one share of common stock and a warrant to purchase one-third of a share of common stock.

Gross proceeds of the private placement totaled $30,670,750. The units have not been registered under the Securities Act of 1933, as such securities were offered and sold outside the United States pursuant to an exemption from the registration requirements under Regulation S of the Securities Act. The Units were sold for $9.50 per Unit. The exercise price of the warrants included in the Units is $11.40 per whole share of common stock.

"As evidenced by this and our most recent series of funding, investor interests in First Ecom.com continues to be strong," said Greg Pek, president and CEO of First Ecom.com. "Given our relatively young position in the market, we are pleased to have the support of new investors, and we particularly appreciate the involvement and contributions of the Prudential Volpe Technology Group."

The securities described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

About First Ecom.com

As a global provider of electronic payment processing, First Ecom.com provides secure, easy-to-implement and low-cost online payment processing services to merchants and banks worldwide. Through strategic partnerships with banks, ISPs, e-commerce product suppliers, system integrators and storefront solution providers, First Ecom.com processes credit card transactions made over the Internet in multiple currencies, either domestically or otherwise or offshore in a tax-neutral jurisdiction.

For more information, visit www.firstecom.com or contact First Ecom.com at (888) 305-8233 or by e-mail at ir@firstecom.com.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     FIRST ECOM.COM, INC.
                                                 ---------------------------
                                                        (Registrant)

Date        March 16, 2000                   By       /S/ John Brewer
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                                                        (Signature)
                                                 John Brewer, Secretary and
                                                 Chief Financial Officer



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